Project Intrepid
May 4, 2013
EXHIBIT (c)(8)
DRAFT
Preliminary and Subject
to Change
Preliminary Materials Prepared for the Conflicts Committee
of the Board of Directors of Crestwood Gas Services GP LLC

DRAFT
These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee of the Board of Directors (the “Conflicts Committee”)
of Crestwood Gas Services GP LLC (the “Company”), the general partner of Crestwood Midstream Partners LP (the “Partnership”), to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with
Evercore. These materials are based on information provided by or on behalf of the Partnership and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources,
Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter.
These materials have been developed by and are proprietary to Evercore and were prepared for the benefit and internal use of the Conflicts Committee.
These materials were compiled on a confidential basis for use by the Conflicts Committee in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore.
These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates.
Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Confidential
DRAFT
Project Intrepid

Overview
($ in millions, except per unit amounts)
Market Value Weighted Average Current Yield
As of May 01, 2013 Current
CMLP NRGM CMLP NRGM
Unit Price $23.53 $25.46 $23.85 $24.55
Current Distribution per Unit $2.04 $1.58 $2.04 $1.58
Current Yield 8.7% 6.2% 8.6% 6.4%
Market Value $1,436.9 $2,187.1 $1,456.5 $2,108.9
% of Combined Market Value 39.7% 60.3% 40.9% 59.1%
Market Value Weighted Average Current Yield 7.2% 7.3%
Implied Premium Analysis
As of May 01, 2013 Current
Original $25.0 MM Payment $35.0 MM Payment $40.0 MM Payment $35.0 MM Payment
CMLP 20-Day VWAP $24.49 $24.49 $24.49 $24.49 $24.46
5.0% Premium Implied CMLP Price 25.72 25.72 25.72 25.72 25.68
NRGM 20-Day VWAP 23.86 23.86 23.86 23.86 24.00
Implied Exchange Ratio 1.078x 1.078x 1.078x 1.078x 1.070x
Current NRGM Unit Price $25.46 $25.46 $25.46 $25.46 $24.55
Implied Offer Price $27.44 $27.44 $27.44 $27.44 $26.27
Plus: Cash Payment 0.41 0.73 1.03 1.17 1.03
Total Price per CMLP Unit $27.86 $28.18 $28.47 $28.62 $27.30
Current CMLP Unit Price 23.53 23.53 23.53 23.53 23.85
Implied Premium to Current 18.4% 19.8% 21.0% 21.6% 14.4%

Confidential
DRAFT
Overview of Current Proposal
Project Intrepid

Pro Forma Ownership Summary
As of May 01, 2013 Current
Exchange NRGM Units Exchange NRGM Units
Unaffiliated Unitholders 1.078x 36.7 1.070x 36.5
Crestwood Holdings 1.078x 21.3 1.070x 20.9
NRGY 1.078x 6.9 1.070x 7.1
Total CMLP LP Units 1.078x 65.0 1.070x 64.5
Pro Forma Unitholders Units (MM) % of Total Units (MM) % of Total
NRGY
Public - NRGY 105.0 56.6% 105.0 56.6%
Crestwood Holdings 53.8 29.0% 53.8 29.0%
Management 26.7 14.4% 26.7 14.4%
Total NRGY Units 185.6 100.0% 185.6 100.0%
NRGM
Public - NRGM 17.5 11.6% 17.5 11.6%
Public - CMLP 36.7 24.4% 36.5 24.3%
Crestwood Holdings 21.3 14.1% 20.9 13.9%
NRGY Unitholders 56.4 37.4% 56.4 37.5%
NRGY 6.9 4.6% 7.1 4.7%
Management 12.0 8.0% 12.0 8.0%
Total NRGM Units 150.9 100.0% 150.4 100.0%

Confidential
DRAFT
Project Intrepid

CMLP Management Financial Projections / NRGM Management Financial Projections (1.070x Exchange Ratio and $35.0 Million Cash Payment )
Standalone Distribution per CMLP Unitholder $2.07 $2.15 $2.37 $2.60 $2.86
CMLP Current Yield 8.6% 8.6% 8.6% 8.6% 8.6%
CMLP Standalone Projected Unit Price - Current Yield (Less $1.03 per Unit Cash Consideration) $23.17 $24.12 $26.64 $29.40 $32.45
Pro Forma Distribution per CMLP Unitholder $1.93 $1.97 $2.18 $2.32 $2.39
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.3% 8.2% 8.2% 7.9% 7.4%
Incremental GP/IDR Cash Flow Created ($2.1) $5.2 $16.4 $19.5 $15.9
Total Coverage 1.03x 1.05x 1.04x 1.03x 1.06x
CMLP Management Sensitivity Case / NRGM Management Financial Projections (1.070x Exchange Ratio and $35.0 Million Cash Payment )
For the Years Ending December 31,
2013E 2014E 2015E 2016E 2017E
Standalone Distribution per CMLP Unitholder $2.04 $2.04 $2.04 $2.04 $2.08
CMLP Current Yield 8.6% 8.6% 8.6% 8.6% 8.6%
CMLP Standalone Projected Unit Price - Current Yield (Less $1.03 per Unit Cash Consideration) $22.82 $22.82 $22.82 $22.82 $23.27
Pro Forma Distribution per CMLP Unitholder $1.93 $1.88 $1.97 $2.05 $2.09
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.4% 8.2% 8.6% 9.0% 9.0%
Incremental GP/IDR Cash Flow Created ($0.6) ($1.5) $5.9 $13.2 $15.5
Total Coverage 1.03x 1.05x 1.04x 1.03x 1.06x
CMLP Management Financial Projections / NRGM Management Sensitivity Case (1.070x Exchange Ratio and $35.0 Million Cash Payment )
For the Years Ending December 31,
2013E 2014E 2015E 2016E 2017E
Standalone Distribution per CMLP Unitholder $2.07 $2.15 $2.37 $2.60 $2.86
CMLP Current Yield 8.6% 8.6% 8.6% 8.6% 8.6%
CMLP Standalone Projected Unit Price - Current Yield (Less $1.03 per Unit Cash Consideration) $23.17 $24.12 $26.64 $29.40 $32.45
Pro Forma Distribution per CMLP Unitholder $1.93 $1.92 $2.11 $2.28 $2.45
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.3% 8.0% 7.9% 7.7% 7.5%
Incremental GP/IDR Cash Flow Created ($0.4) $4.9 $17.3 $28.9 $40.2
Total Coverage 1.00x 1.05x 1.03x 0.96x 0.87x
CMLP Management Sensitivity Case / NRGM Management Sensitivity Case (1.070x Exchange Ratio and $35.0 Million Cash Payment )
For the Years Ending December 31,
2013E 2014E 2015E 2016E 2017E
Standalone Distribution per CMLP Unitholder $2.04 $2.04 $2.04 $2.04 $2.08
CMLP Current Yield 8.6% 8.6% 8.6% 8.6% 8.6%
CMLP Standalone Projected Unit Price - Current Yield (Less $1.03 per Unit Cash Consideration) $22.82 $22.82 $22.82 $22.82 $23.27
Pro Forma Distribution per CMLP Unitholder $1.93 $1.83 $1.90 $1.99 $2.07
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.4% 8.0% 8.3% 8.7% 8.9%
Incremental GP/IDR Cash Flow Created $1.2 ($0.8) $6.6 $20.2 $30.5
Total Coverage 1.00x 1.05x 1.03x 0.96x 0.87x
For the Years Ending December 31,
2013E 2014E 2015E 2016E 2017E
Current Proposal from Crestwood Holdings of $35.0 Million Cash ($1.03 per Unit)
($ in millions, except per unit amounts)

Confidential
DRAFT
Original Committee Request of $40.0 Million Cash ($1.17 per Unit) as of May 1, 2013
Project Intrepid

CMLP Management Financial Projections / NRGM Management Financial Projections (1.078x Exchange Ratio and $40.0 Million Cash Payment )
For the Years Ending December 31,
2013E 2014E 2015E 2016E 2017E
Standalone Distribution per CMLP Unitholder $2.07 $2.15 $2.37 $2.60 $2.86
CMLP Current Yield 8.7% 8.7% 8.7% 8.7% 8.7%
CMLP Standalone Projected Unit Price - Current Yield (Less $1.17 per Unit Cash Consideration) $22.70 $23.64 $26.12 $28.85 $31.85
Pro Forma Distribution per CMLP Unitholder $1.93 $1.98 $2.19 $2.33 $2.41
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.5% 8.4% 8.4% 8.1% 7.6%
Incremental GP/IDR Cash Flow Created ($2.3) $4.9 $16.2 $19.4 $15.8
Total Coverage 1.03x 1.05x 1.04x 1.03x 1.06x
CMLP Management Sensitivity Case / NRGM Management Financial Projections (1.078x Exchange Ratio and $40.0 Million Cash Payment )
For the Years Ending December 31,
2013E 2014E 2015E 2016E 2017E
Standalone Distribution per CMLP Unitholder $2.04 $2.04 $2.04 $2.04 $2.08
CMLP Current Yield 8.7% 8.7% 8.7% 8.7% 8.7%
CMLP Standalone Projected Unit Price - Current Yield (Less $1.17 per Unit Cash Consideration) $22.36 $22.36 $22.36 $22.36 $22.79
Pro Forma Distribution per CMLP Unitholder $1.93 $1.89 $1.98 $2.06 $2.10
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.6% 8.5% 8.9% 9.2% 9.2%
Incremental GP/IDR Cash Flow Created ($0.7) ($1.7) $5.6 $13.1 $15.4
Total Coverage 1.03x 1.05x 1.04x 1.03x 1.06x
CMLP Management Financial Projections / NRGM Management Sensitivity Case (1.078x Exchange Ratio and $40.0 Million Cash Payment )
For the Years Ending December 31,
2013E 2014E 2015E 2016E 2017E
Standalone Distribution per CMLP Unitholder $2.07 $2.15 $2.37 $2.60 $2.86
CMLP Current Yield 8.7% 8.7% 8.7% 8.7% 8.7%
CMLP Standalone Projected Unit Price - Current Yield (Less $1.17 per Unit Cash Consideration) $22.70 $23.64 $26.12 $28.85 $31.85
Pro Forma Distribution per CMLP Unitholder $1.93 $1.93 $2.12 $2.29 $2.46
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.5% 8.2% 8.1% 7.9% 7.7%
Incremental GP/IDR Cash Flow Created ($0.6) $4.6 $17.0 $28.6 $39.9
Total Coverage 1.00x 1.05x 1.03x 0.96x 0.87x
CMLP Management Sensitivity Case / NRGM Management Sensitivity Case (1.078x Exchange Ratio and $40.0 Million Cash Payment )
For the Years Ending December 31,
2013E 2014E 2015E 2016E 2017E
Standalone Distribution per CMLP Unitholder $2.04 $2.04 $2.04 $2.04 $2.08
CMLP Current Yield 8.7% 8.7% 8.7% 8.7% 8.7%
CMLP Standalone Projected Unit Price - Current Yield (Less $1.17 per Unit Cash Consideration) $22.36 $22.36 $22.36 $22.36 $22.79
Pro Forma Distribution per CMLP Unitholder $1.93 $1.85 $1.91 $2.00 $2.08
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.6% 8.3% 8.5% 8.9% 9.1%
Incremental GP/IDR Cash Flow Created $1.0 ($1.1) $6.4 $19.9 $30.3
Total Coverage 1.00x 1.05x 1.03x 0.96x 0.87x
($ in millions, except per unit amounts)

Confidential
DRAFT
Crestwood Holdings Offer of $25.0 Million Cash ($0.73 per Unit) as of May 1, 2013
Project Intrepid

CMLP Management Financial Projections / NRGM Management Financial Projections (1.078x Exchange Ratio and $25.0 Million Cash Payment )
For the Years Ending December 31,
2013E 2014E 2015E 2016E 2017E
Standalone Distribution per CMLP Unitholder $2.07 $2.15 $2.37 $2.60 $2.86
CMLP Current Yield 8.7% 8.7% 8.7% 8.7% 8.7%
CMLP Standalone Projected Unit Price - Current Yield (Less $0.73 per Unit Cash Consideration) $23.14 $24.08 $26.56 $29.29 $32.29
Pro Forma Distribution per CMLP Unitholder $1.93 $1.98 $2.19 $2.33 $2.41
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.3% 8.2% 8.2% 8.0% 7.5%
Incremental GP/IDR Cash Flow Created ($2.3) $4.9 $16.2 $19.4 $15.8
Total Coverage 1.03x 1.05x 1.04x 1.03x 1.06x
CMLP Management Sensitivity Case / NRGM Management Financial Projections (1.078x Exchange Ratio and $25.0 Million Cash Payment )
For the Years Ending December 31,
2013E 2014E 2015E 2016E 2017E
Standalone Distribution per CMLP Unitholder $2.04 $2.04 $2.04 $2.04 $2.08
CMLP Current Yield 8.7% 8.7% 8.7% 8.7% 8.7%
CMLP Standalone Projected Unit Price - Current Yield (Less $0.73 per Unit Cash Consideration) $22.80 $22.80 $22.80 $22.80 $23.24
Pro Forma Distribution per CMLP Unitholder $1.93 $1.89 $1.98 $2.06 $2.10
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.5% 8.3% 8.7% 9.0% 9.0%
Incremental GP/IDR Cash Flow Created ($0.7) ($1.7) $5.7 $13.1 $15.4
Total Coverage 1.03x 1.05x 1.04x 1.03x 1.06x
CMLP Management Financial Projections / NRGM Management Sensitivity Case (1.078x Exchange Ratio and $25.0 Million Cash Payment )
For the Years Ending December 31,
2013E 2014E 2015E 2016E 2017E
Standalone Distribution per CMLP Unitholder $2.07 $2.15 $2.37 $2.60 $2.86
CMLP Current Yield 8.7% 8.7% 8.7% 8.7% 8.7%
CMLP Standalone Projected Unit Price - Current Yield (Less $0.73 per Unit Cash Consideration) $23.14 $24.08 $26.56 $29.29 $32.29
Pro Forma Distribution per CMLP Unitholder $1.93 $1.93 $2.12 $2.29 $2.46
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.3% 8.0% 8.0% 7.8% 7.6%
Incremental GP/IDR Cash Flow Created ($0.6) $4.6 $17.0 $28.6 $39.9
Total Coverage 1.00x 1.05x 1.03x 0.96x 0.87x
CMLP Management Sensitivity Case / NRGM Management Sensitivity Case (1.078x Exchange Ratio and $25.0 Million Cash Payment )
For the Years Ending December 31,
2013E 2014E 2015E 2016E 2017E
Standalone Distribution per CMLP Unitholder $2.04 $2.04 $2.04 $2.04 $2.08
CMLP Current Yield 8.7% 8.7% 8.7% 8.7% 8.7%
CMLP Standalone Projected Unit Price - Current Yield (Less $0.73 per Unit Cash Consideration) $22.80 $22.80 $22.80 $22.80 $23.24
Pro Forma Distribution per CMLP Unitholder $1.93 $1.85 $1.91 $2.00 $2.08
NRGM Yield Necessary to Achieve CMLP Standalone Projected Unit Price (Breakeven Yield) 8.5% 8.1% 8.4% 8.8% 9.0%
Incremental GP/IDR Cash Flow Created $1.0 ($1.1) $6.4 $19.9 $30.3
Total Coverage 1.00x 1.05x 1.03x 0.96x 0.87x
($ in millions, except per unit amounts)